                                                                   Exhibit 10.24



                               U.S. $50,000,000


                          REVOLVING CREDIT AGREEMENT

                           Dated as of July 1, 1999

                                     Among

                          AMBAC CREDIT PRODUCTS, LLC

                                  as Borrower
                                  -- --------

                                      and

                       THE INITIAL LENDERS NAMED HEREIN

                              as Initial Lenders
                              -- ------- -------

                                      and

                             THE BANK OF NEW YORK

                                   as Agent
                                   -- -----

                               TABLE OF CONTENTS

                                                                        Page

                  ARTICLE I DEFINITIONS AND ACCOUNTING TERMS
SECTION 1.01.  Certain Defined Terms....................................   1
SECTION 1.02.  Computation of Time Periods..............................  10
SECTION 1.03.  Accounting Terms.........................................  10

                 ARTICLE II AMOUNTS AND TERMS OF THE ADVANCES
SECTION 2.01.  The Advances.............................................  10
SECTION 2.02.  Making the Advances......................................  10
SECTION 2.03.  Fees.....................................................  11
SECTION 2.04.  Termination or Reduction of the Commitments..............  12
SECTION 2.05.  Repayment................................................  12
SECTION 2.06.  Interest.................................................  12
SECTION 2.07.  Interest Rate Determination..............................  14
SECTION 2.08.  Optional Conversion of Advances..........................  14
SECTION 2.09.  Optional Prepayments.....................................  14
SECTION 2.10.  Increased Costs..........................................  15
SECTION 2.11.  Illegality...............................................  15
SECTION 2.12.  Payments and Computations................................  16
SECTION 2.13.  Taxes....................................................  17
SECTION 2.14.  Sharing of Payments, Etc.................................  19
SECTION 2.15.  Use of Proceeds..........................................  20
SECTION 2.16.  Extension of Commitment Termination Date.................  20
SECTION 2.17.  Increase of Commitments..................................  21

              ARTICLE III CONDITIONS TO EFFECTIVENESS AND LENDING
SECTION 3.01.  Conditions Precedent to Effectiveness of Section 2.01....  22
SECTION 3.02.  Conditions Precedent to Each Borrowing...................  23

                   ARTICLE IV REPRESENTATIONS AND WARRANTIES
SECTION 4.01.  Representations and Warranties of the Borrower...........  24

                      ARTICLE V COVENANTS OF THE BORROWER
SECTION 5.01.  Affirmative Covenants....................................  26
SECTION 5.02.  Negative Covenant........................................  27

                         ARTICLE VI EVENTS OF DEFAULT
SECTION 6.01.  Events of Default........................................  28

                                                                Page
                             ARTICLE VII THE AGENT
SECTION 7.01.  Authorization and Action......................... 30
SECTION 7.02.  Agent's Reliance, Etc............................ 30
SECTION 7.03.  BNY and Affiliates............................... 31
SECTION 7.04.  Lender Credit Decision........................... 31
SECTION 7.05.  Indemnification.................................. 31
SECTION 7.06.  Successor Agent.................................. 32

                          ARTICLE VIII MISCELLANEOUS
SECTION 8.01.  Amendments, Etc.................................. 32
SECTION 8.02.  Notices, Etc..................................... 33
SECTION 8.03.  No Waiver; Remedies.............................. 33
SECTION 8.04.  Costs and Expenses............................... 33
SECTION 8.05.  Right of Set-off................................. 34
SECTION 8.06.  Binding Effect................................... 34
SECTION 8.07.  Assignments and Participations................... 35
SECTION 8.08.  Confidentiality.................................. 37
SECTION 8.09.  Governing Law.................................... 37
SECTION 8.10.  Execution in Counterparts........................ 37
SECTION 8.11.  Waiver of Jury Trial............................. 38

Schedules

Schedule I - List of Applicable Lending Offices

Schedule 4.01(h) - Contingent Liabilities

Schedule 5.02 - Ongoing Debt



Exhibits

Exhibit A -  Form of Promissory Note

Exhibit B -  Form of Notice of Borrowing

Exhibit C -  Form of Assignment and Acceptance

Exhibit D -  Form of Surety Bond

Exhibit E -  Form of Opinion of Anne G. Gill, First Vice President, Assistant
             General Counsel and Secretary of Ambac Financial

Exhibit F -  Form of Opinion of Kevin J. Doyle, Managing Director and General
             Counsel, Specialized Finance, of the Guarantor

Exhibit G -  Form of Opinion of DeWitt, Ross & Stevens, S.C., Wisconsin Special
             Counsel to the Guarantor

Exhibit H -  Form of Opinion of Shearman & Sterling, Special New York Counsel to
             the Borrower

                          REVOLVING CREDIT AGREEMENT

                           Dated as of July 1, 1999


          AMBAC CREDIT PRODUCTS, LLC, a Delaware limited liability company (the "Borrower"), the banks, financial institutions and other institutional lenders
 --------
(the "Initial Lenders") listed on the signature pages hereof, and THE BANK OF
      ---------------
NEW YORK ("BNY"), as agent (the "Agent") for the Lenders (as hereinafter
           ---                   -----
defined), agree as follows:


                                   ARTICLE I

                       DEFINITIONS AND ACCOUNTING TERMS

          SECTION 1.01.  Certain Defined Terms.  As used in this Agreement, the
                         ---------------------
following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Advance" means an advance by a Lender to the Borrower pursuant to
           -------
     Article II, and refers to a Base Rate Advance or a Eurodollar Rate Advance (each of which shall be a "Type" of Advance).
                                ----

          "Affiliate" means, as to any Person, any other Person that, directly
           ---------
     or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 10% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

          "Agent's Account" means the account of the Agent maintained by the
           ---------------
     Agent at BNY with its office at 101 Barclay Street, New York, New York 10286, Account No. GLA 111556, Attention: Maria Hernandez.

          "Ambac Financial" means Ambac Financial Group, Inc.
           ---------------

          "Applicable Lending Office" means, with respect to each Lender, such
           -------------------------
     Lender's Domestic Lending Office in the case of a Base Rate Advance and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

          "Applicable Margin" means, as of any date, a percentage per annum
           -----------------
     determined by reference to the Financial Strength Rating in effect on such date as set forth below:

          ===========================================================
               Financial Strength Rating        Applicable Margin
                     S&P/Moody's
          ===========================================================
           Level 1
           -------
           Aaa/AAA or above                            0.375%
          -----------------------------------------------------------

           Level 2
           -------
           Aa1/AA+                                     0.500%
          -----------------------------------------------------------

           Level 3
           -------
           Aa2/AA                                      0.650%
          -----------------------------------------------------------

           Level 4
           -------
           Aa3/AA-                                      1.00%

           Level 5
           -------
           A1/A+ or below                               1.50%
          ===========================================================

          "Assignment and Acceptance" means an assignment and acceptance entered
           -------------------------
     into by a Lender and an Eligible Assignee, and accepted by the Agent, in substantially the form of Exhibit C hereto.

          "Base Rate" means a fluctuating interest rate per annum in effect from
           ---------
     time to time, which rate per annum shall at all times be equal to the higher of:

               (a) the rate of interest announced publicly by BNY in New York, New York, from time to time, as BNY's prime rate; and

               (b)  the Federal Funds Rate.

          "Base Rate Advance" means an Advance that bears interest as provided
           -----------------
     in Section 2.06(a)(i).

          "Borrowing" means a borrowing consisting of Advances of the same Type
           ---------
     made on the same day by the Lenders.

          "Business Day" means a day of the year on which banks are not required
           ------------
     or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

          "Code" means the Internal Revenue Code of 1986, as amended from time
           ----
     to time.

          "Commitment" has the meaning specified in Section 2.01.
           ----------

          "Commitment Date" has the meaning specified in Section 2.17.
           ---------------

          "Commitment Termination Date" means the earlier of (a) the date which
           ---------------------------
     is 364-days after the Effective Date, as such date may be extended pursuant to Section 2.16, and (b) the date of termination in whole of the Commitments pursuant to Section 2.04 or 6.01.

          "Confidential Information" means information that the Borrower
           ------------------------
     furnishes to the Agent or any Lender, but does not include any such information that is or becomes generally available to the public.

          "Consolidated" refers to the consolidation of accounts in accordance
           ------------
     with GAAP.

          "Controlled Group" means all members of a controlled group of
           ----------------
     corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with either Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Internal Revenue Code or Section 4001 of ERISA.

          "Convert", "Conversion" and "Converted" each refers to a conversion of
           -------    ----------       ---------
     Advances of one Type into Advances of the other Type pursuant to Section
     2.07 or 2.08.

          "Debt" of any Person means, without duplication, (a) all obligations
           ----
     of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures or notes; (b) all obligations, contingent or otherwise, of such Person relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person; (c) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as capitalized lease liabilities; (d) all Debt of others referred to in clauses (a) through (c) above secured by a Lien on property owned by such Person; and (e) all Debt of others referred to in clauses (a) to (c) above guaranteed by such Person.

          "Declining Lender" has the meaning specified in Section 2.16.
           ----------------

          "Default" means any Event of Default or any event that would
           -------
     constitute an Event of Default but for the requirement that notice be given or time elapse or both.

          "Domestic Lending Office" means, with respect to any Lender, the
           -----------------------
     office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

          "Effective Date" has the meaning specified in Section 3.01.
           --------------

          "Eligible Assignee" means (a)  the Federal Reserve Bank of the United
           -----------------
     States; (b) except in the event of an assignment demanded by the Borrower pursuant to Section 8.07, an Eligible Transferee; and (c) any other Person approved by the Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with
     Section 8.07, the Borrower, such approval not to be unreasonably withheld or delayed; provided, however, that neither the Borrower nor an Affiliate
                 --------  -------
     of the Borrower shall qualify as an Eligible Assignee.

          "Eligible Transferee" means a commercial bank or other financial
           -------------------
     institution having the Required Lender Rating.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
     amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "Eurocurrency Liabilities" has the meaning assigned to that term in
           ------------------------
     Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Eurodollar Lending Office" means, with respect to any Lender, the
           -------------------------
     office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

          "Eurodollar Rate" means, for any Interest Period for each Eurodollar
           ---------------
     Rate Advance comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum at which deposits in U.S. dollars are offered by the principal office of BNY in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to BNY's Eurodollar Rate Advance comprising part of such Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period.

          "Eurodollar Rate Advance" means an Advance that bears interest as
           -----------------------
     provided in Section 2.06(a)(ii).

          "Eurodollar Rate Reserve Percentage" for any Interest Period for all
           ----------------------------------
     Eurodollar Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

          "Events of Default" has the meaning specified in Section 6.01.
           -----------------

          "Extending Lender" has the meaning specified in Section 2.16.
           ----------------

          "Extension Request" has the meaning specified in Section 2.16.
           -----------------

          "Federal Funds Rate" means, for any period, a fluctuating interest
           ------------------
     rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

          "Financial Strength Rating" means, as of any date, the rating that has
           -------------------------
     been most recently announced by either S&P or Moody's, as the case may be, for the financial strength of the Guarantor. For purposes of the foregoing, (a) if the ratings established by S&P and Moody's shall fall within different levels, the Applicable Margin shall be based upon the lower rating; (b) if any rating established by S&P or Moody's shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change; and (c) if S&P or Moody's shall change the basis on which ratings are established, each reference to the Financial Strength Rating announced by S&P or Moody's, as the case may be, shall refer to the then equivalent rating by S&P or Moody's, as the case may be.

          "GAAP" has the meaning specified in Section 1.03.
           ----

          "Guarantor" means Ambac Assurance Corporation, a Wisconsin stock
           ---------
     insurance corporation.

          "Increase Date" has the meaning specified in Section 2.17.
           -------------

          "Increase Request" has the meaning specified in Section 2.17.
           ----------------

          "Increasing Lender" has the meaning specified in Section 2.17.
           -----------------

          "Increasing Extending Lender" has the meaning specified in Section
           ---------------------------
     2.16

          "Interest Period" means, for each Eurodollar Rate Advance, the period
           ---------------
     commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three, six months, or, if available, 12 months, as the Borrower may, upon notice received by the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:
     --------  -------

               (a) the Borrower may not select any Interest Period with respect to any Eurodollar Rate Advance that ends after any principal repayment installment date unless, after giving effect to such selection, the aggregate principal amount of Base Rate Advances and of Eurodollar Rate Advances having Interest Periods that end on or prior to such principal repayment installment date shall be at least equal to the aggregate principal amount of Advances due and payable on or prior to such date;

               (b) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided, however, that, if such extension would cause
                        --------  -------
          the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

               (c) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as
           ---------------------
     amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "Lenders" means the Initial Lenders and each Person that shall become
           -------
     a party hereto pursuant to Section 8.07.

          "Lien" means any security interest, mortgage, pledge, hypothecation,
           ----
     assignment, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt, or the interest of any vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

          "Loan Documents" means this Agreement, the Notes and the Surety Bond.
           --------------

          "Material Adverse Change" means any material adverse change in the
           -----------------------
     business, financial condition or operations of the Guarantor and its Subsidiaries, taken as a whole.

          "Material Adverse Effect" means a material adverse effect on the
           -----------------------
     business, financial condition or operations of the Guarantor and its Subsidiaries, taken as a whole.

          "Material Subsidiary" means, at any date of determination, any
           -------------------
     Subsidiary of the Borrower that, together with its Subsidiaries, as of the end of the most recent fiscal year, was the owner of (or, in the case of any Subsidiary that is acquired following such fiscal year end, would have been the owner of) at least 10% of the consolidated assets of the Borrower and its Subsidiaries at the end of such fiscal year, all as set forth on the most recently available consolidated financial statements of the Borrower for such fiscal year.

          "Maturity Date" means the third anniversary of the earlier of (a) the
           -------------
     date which is 364-days after the Effective Date, as such date may be extended pursuant to Section 2.16, and (b) the date of termination in whole of the Commitments pursuant to Section 2.04.

          "Moody's" means Moody's Investors Service, Inc.
           -------

          "Note" means a promissory note of the Borrower payable to the order of
           ----
     any Lender, in substantially the form of Exhibit A hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Advances made by such Lender.

          "Notice of Borrowing" has the meaning specified in Section 2.02.
           -------------------

          "Other Taxes" has the meaning specified in Section 2.13(b).
           -----------

          "Pension Plan" means a "pension plan", as such term is defined in
           ------------
     Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in section 4001(a) (3) of ERISA), and to which either Borrower or any corporation, trade or business that is, along with such Borrower, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

          "Permitted Liens" means: (a) Liens for taxes, assessments and
           ---------------
     governmental charges or levies; (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 60 days; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; and
     (d) encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes.

          "Person" means an individual, partnership, corporation (including a
           ------
     business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

          "Register" has the meaning specified in Section 8.07(c).
           --------

          "Replacement Lenders" has the meaning specified in Section 2.16.
           -------------------

          "Required Lenders" means at any time Lenders owed at least a majority
           ----------------
     in interest of the then aggregate unpaid principal amount of the Advances owing to Lenders, or, if no such principal amount is then outstanding, Lenders having at least a majority in interest of the Commitments.

          "Required Lender Rating" means an unsecured short-term senior debt
           ----------------------
     rating of not less than A-1 from Moody's and P-1 from S&P.

          "Responsible Officer" means [the president, chief financial officer or
           -------------------
     treasurer] of the Borrower.

          "S&P" means Standard & Poor's, a division of The McGraw-Hill
           ---
     Companies, Inc.

          "Subsidiary" of any Person means any corporation, partnership, joint
           ----------
     venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or
     (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

          "Surety Bond" has the meaning specified in Section 3.01(c)(iv).
           -----------

          "Taxes" has the meaning specified in Section 2.13(a).
           -----

          "Voting Stock" means capital stock issued by a corporation, or
           ------------
     equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

          "Welfare Plan" means a "welfare plan", as such term is defined in
           ------------
     section 3(1) of ERISA.

          SECTION 1.02.  Computation of Time Periods.  In this Agreement in the
                         ---------------------------
computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

          SECTION 1.03.  Accounting Terms.  All accounting terms not
                         ----------------
specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(e) ("GAAP").
                                                             ----


                                  ARTICLE II

                       AMOUNTS AND TERMS OF THE ADVANCES

          SECTION 2.01.  The Advances.  Each Lender severally agrees, on the
                         ------------
terms and conditions hereinafter set forth, to make Advances to the Borrower from time to time on any Business Day during the period from the Effective Date until the Commitment Termination Date in an aggregate amount not to exceed at any time outstanding the amount set forth opposite such Lender's name on the signature pages hereof or, if such Lender has entered into any Assignment and Acceptance, set forth for such Lender in the Register maintained by the Agent pursuant to Section 8.07(c), as such amount may be reduced pursuant to Section
2.04 or increased pursuant to Section 2.16 or 2.17 (such Lender's "Commitment").
                                                                   ----------
Each Borrowing shall be in an aggregate amount of $2,000,000 or an integral multiple of $1,000,000 in excess thereof and shall consist of Advances of the same Type made on the same day by the Lenders ratably according to their respective Commitments. Within the limits of each Lender's Commitment, the Borrower may borrow under this Section 2.01, prepay pursuant to Section 2.09 and reborrow under this Section 2.01.

          SECTION 2.02.  Making the Advances.  (a)  Each Borrowing shall be made
                         -------------------
on notice, given not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Eurodollar Rate Advances, or 2:00 P.M. (New York City
time) on the Business Day of the proposed Borrowing in the case of a Borrowing consisting of Base Rate Advances, by the Borrower to the Agent, which shall give to each Lender prompt notice thereof by telecopier. Each such notice of a Borrowing (a "Notice of Borrowing") shall be by telephone, confirmed immediately
              -------------------
in writing or by telecopier, in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Borrowing, (ii) Type of Advances comprising such Borrowing, (iii) aggregate amount of such Borrowing and
(iv) in the case of a Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Advance. Each

Lender shall, before 11:00 A.M. (New York City time) on the date of such Borrowing in the case of a Borrowing consisting of Eurodollar Rate Advances, or 3:00 P.M. (New York City time) on the date of such Borrowing in the case of a Borrowing consisting of Base Rate Advances, make available for the account of its Applicable Lending Office to the Agent at the Agent's Account, in same day funds, such Lender's ratable portion of such Borrowing. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to the Borrower at the Agent's address referred to in Section 8.02.

     (b) Anything in subsection (a) above to the contrary notwithstanding, (i) the Borrower may not select Eurodollar Rate Advances for any Borrowing if the obligation of the Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.07 or 2.11 and (ii) no more than 12 separate Interest Periods may be outstanding at any time.

     (c) In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in
Article III, including any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

     (d) Unless the Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Agent such Lender's ratable portion of such Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Agent, such Lender and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's Advance as part of such Borrowing for purposes of this Agreement.

     (e) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

          SECTION 2.03.  Fees.  (a)  Facility Fee.  The Borrower shall pay to
                         ----        ------------
each Lender a facility fee on the aggregate amount of such Lender's Commitment from the Effective Date in the case of each Initial Lender and from the later of the Effective Date and the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Commitment Termination Date at a rate per annum as may from time to time be agreed between the Borrower and such Lender, payable in arrears quarterly on the final day of each March, June, September and December, commencing September 30, 1999, and on the Commitment Termination Date.

     (b)  Agent's Fees.  The Borrower shall pay to the Agent for its own account
          ------------
such fees as may from time to time be agreed between the Borrower and the Agent.

          SECTION 2.04.  Termination or Reduction of the Commitments.  The
                         -------------------------------------------
Borrower shall have the right, upon at least five Business Days' notice to the Agent, to terminate in whole or reduce ratably in part the unused portions of the respective Commitments of the Lenders, provided that each partial reduction
                                           --------
shall be in the aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

          SECTION 2.05.  Repayment. The Borrower shall repay on the Maturity
                         ---------
Date to the Agent for the ratable account of the Lenders the aggregate principal amount of any Advances outstanding on the Commitment Termination Date.

          SECTION 2.06.  Interest.  (a)  Scheduled Interest.  The Borrower shall
                         --------        ------------------
pay interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

          (i)  Base Rate Advances. During such periods as such Advance is a Base
               ------------------
     Rate Advance, a rate per annum equal at all times to the Base Rate in effect from time to time, payable in arrears monthly on the final day of each month during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

          (ii) Eurodollar Rate Advances.  During such periods as such Advance is
               ------------------------
     a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (A) the Eurodollar Rate for such Interest Period for such Advance plus (B) the Applicable Margin in
                                           ----
     effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest

     Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

     (b)  Default Interest.  Upon the occurrence and during the continuance of a
          ----------------
Default under Section 6.01(a) as a consequence of any failure by the Borrower to pay when due hereunder any amount of principal, interest, fee or other amount payable hereunder, the Borrower shall pay interest on such amount of principal, interest, fee or other amount that is not paid when due, from the date such Default shall occur until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to the sum of the Base Rate in effect from time to time plus 2% per annum. Any interest payable pursuant to this Section 2.06(b) on any amount of principal of an Advance shall be in lieu of interest which would otherwise be payable on such amount of principal pursuant to Section 2.06(a).

     (c)  Additional Interest on Eurodollar Rate Advances.  The Borrower shall
          -----------------------------------------------
pay to each Lender, so long as and to the extent such Lender shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Eurodollar Rate Advance of such Lender, from the date of such Eurodollar Rate Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the Eurodollar Rate for the then existing Interest Period for such Advance from (ii) the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such
                         -----
Lender for such Interest Period, payable on each date on which interest is payable on such Advance. Each Lender shall, as promptly as practicable after an authorized officer of such Lender having direct and ongoing involvement in the decisions made in respect of this Agreement obtains knowledge of such circumstances and the determination of such Lender to request additional interest from the Borrower pursuant to this Section 2.06(c), provide notice to the Agent and the Borrower of the circumstances entitling such Lender to such additional interest, which notice shall (A) specify the amount of any such additional interest incurred in connection with such Eurodollar Rate Advance and/or to be incurred in connection with Eurodollar Rate Advances made by such Lender from time to time thereafter and (B) certify that such Lender's claim for payment of such additional interest is not inconsistent with its treatment of other borrowers that, as a credit matter, are substantially similar to the Borrower and that are subject to comparable provisions in the loan or other credit documentation to which such borrowers are parties; provided, however,
                                                          --------  -------
that no Lender shall be entitled to additional interest on any Eurodollar Rate Advance pursuant to this Section 2.06(c) for any Interest Period ending more than 90 days prior to the date that notice of such additional interest is first provided by such Lender to the Borrower. A notice delivered by any Lender to the Borrower pursuant to the terms of this Section 2.06(c) shall be conclusive and binding, absent manifest error. A Lender that delivers a notice under this
Section 2.06(c) shall
promptly notify the Agent and the Borrower if the circumstances that gave rise to such notice no longer exist.

          SECTION 2.07.  Interest Rate Determination.  (a)  The Agent shall give
                         ---------------------------
prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Agent for purposes of Section 2.06(a)(i) or (ii) or 2.06(b).

     (b) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Agent will forthwith so notify the Borrower and the Lenders and such Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Advances.

     (c) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances having the same Interest Period shall be reduced, by payment or prepayment or otherwise, to less than $5,000,000, such Advances shall automatically Convert into Base Rate Advances.

     (d) Upon the occurrence and during the continuance of any Event of Default under Section 6.01(a), (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

          SECTION 2.08.  Optional Conversion of Advances.  The Borrower may on
                         -------------------------------
any Business Day, upon notice given to the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.07 and 2.11, Convert all Advances of one Type comprising the same Borrowing into Advances of the other Type; provided, however, that (a) any Conversion of Eurodollar Rate Advances
      --------  -------
into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances and (b) no Conversion of any Advances shall result in more separate Interest Periods than permitted under Section 2.02(b). Each such notice of a Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted, and
(iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for each such Advance.

          SECTION 2.09.  Optional Prepayments.  The Borrower may, upon at least
                         --------------------
one Business Days' notice to the Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amount of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that in the event of any such prepayment of a
         --------  -------
Eurodollar Rate Advance other than on the last day of the Interest Period for such Advance, the Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 8.04(c). Each such prepayment of any Advance shall be applied to the installments thereof in order of maturity.

          SECTION 2.10.  Increased Costs.  If, due to either (a) the
                         ---------------
introduction of or any change after the date hereof in or in the interpretation of any law or regulation or (b) the compliance with any guideline or request promulgated after the date hereof from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in (i) the cost to any Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Advances (excluding for purposes of this Section
2.10 any such increased costs resulting from changes in the basis or rate of taxation of net income or gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender is subject to tax as a result of a present or former connection between such Lender and such foreign jurisdiction or state) or (ii) the amount of capital required to be maintained by such Lender or any corporation controlling such Lender based on the existence of its Commitment hereunder, then the Borrower shall from time to time, upon a written demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender additional amounts as shall accrue from and after the date of demand by such Lender to compensate such Lender for such increased cost or such increase of capital; provided, however, that before
                                            --------  -------
making any such demand, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to minimize such additional amounts and to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost or such increase of capital and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender; and provided, further, that the Borrower shall be required to pay to such Lender
--------  -------
only such additional amounts as shall be required to compensate such Lender for such increased cost or such increase of capital as shall accrue from and after the date of demand by such Lender. In determining such additional amounts, such Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Lender's
                                          --------
determination of compensation owing under this Section 2.10 shall be conclusive and binding, absent manifest error. Each Lender, upon determining that any additional amounts will be payable pursuant to this Section 2.10, will give prompt written notice thereof to the Borrower, which notice shall show the basis for the calculation of such additional amounts. Notwithstanding anything herein to the contrary, the Borrower shall have the right to unilaterally terminate the Commitment of any Lender demanding additional amounts under this Section 2.10 sixty (60) days after providing to such Lender a notice of termination. The Borrower shall, concurrent with such termination, pay to such Lender the aggregate amount if any at such time, payable by the Borrower to such Lender under this Agreement. Notwithstanding any provision of this

Agreement to the contrary, Section 2.13 shall provide the exclusive remedy to the Lenders in respect of Taxes and Other Taxes.

          SECTION 2.11.  Illegality.  Notwithstanding any other provision of
                         ----------
this Agreement, if any Lender shall notify the Agent that the introduction of or any change after the date hereof in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts after the date hereof that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to fund or maintain Eurodollar Rate Advances hereunder, (i) each Eurodollar Rate Advance will automatically, upon such demand, Convert into a Base Rate Advance and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist; provided, however, that
                                                       --------  -------
before making any such demand, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurodollar Lending Office if the making of such a designation would allow such Lender or its Eurodollar Lending Office to continue to perform its obligations to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

          SECTION 2.12.  Payments and Computations.  (a)  The Borrower shall
                         -------------------------
make each payment hereunder and under the Notes not later than 11:00 A.M. (New York City time) on the day when due in U.S. dollars to the Agent at the Agent's Account in same day funds. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest ratably (other than amounts payable pursuant to Section 2.10, 2.13 or 8.04(c)) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 8.07(d), from and after the effective date specified in such Assignment and Acceptance, the Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

     (b) All computations of interest based on the Base Rate and of facility fees shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate or the Federal Funds Rate shall be made by the Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or facility fees are payable. Each determination by the Agent of an interest rate hereunder shall be conclusive and binding, absent manifest error.

     (c) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or facility fee, as the case may be; provided, however, that, if such extension would cause payment of
        --------  -------
interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

     (d) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Agent, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at the Federal Funds Rate.

          SECTION 2.13.  Taxes.  (a)  Any and all payments by the Borrower
                         -----
hereunder or under the Notes shall be made, in accordance with Section 2.12, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings imposed by the United States or by any political subdivision thereof or therein with respect to such payments, and all penalties and interest with respect thereto, excluding, in the
                                                               ---------
case of each Lender and the Agent, taxes imposed on or measured by its net income or net profit, and branch profit taxes, franchise taxes, taxes on doing business and taxes measured by or imposed upon its capital or net worth, in each case imposed as a result of a present or former connection between the Agent or such Lender and the jurisdiction imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced this Agreement or the Notes) (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as "Taxes"). If the Borrower shall be required by
                                  -----
law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.13) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and
(iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

     (b) In addition, the Borrower shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from the execution, delivery or registration of this Agreement or the Notes (hereinafter referred to as "Other Taxes"); provided, however, that
                                          -----------    --------  -------
the Borrower shall have no obligation to pay Other Taxes that may arise as a result of a participation referred to in Section 2.14 or 8.07.

     (c) The Borrower shall indemnify each Lender and the Agent for and hold it harmless against the full amount of Taxes or Other Taxes imposed on or paid by such Lender or the Agent (as the case may be) and any liability for penalties, interest and expenses arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender or the Agent (as the case may be) makes written demand therefor.

     (d) Each Lender that is not a "United States person" within the meanings specified in Section 7701 of the Internal Revenue Code, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Lender, and from time to time thereafter as requested in writing by the Borrower (but only so long as such Lender remains lawfully able to do so), shall provide each of the Agent and the Borrower with (i) two accurate and complete original signed copies of Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement or the Notes or (ii) if the Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above, (A) a certificate in form and substance satisfactory to the Agent and the Borrower stating that such Lender is not a "person" described in
Section 871(h)(3) or Section 881(c)(3) of the Code (a "Foreign Lender Certificate") and (B) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note. In addition, each Lender agrees that from time to time, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower and the Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001, or Form W-8 and a Foreign Lender Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from United States withholding tax with respect to payments under this Agreement and any Note or it shall immediately notify the Borrower and the Agent of its inability to deliver any such form or certificate, in which case such Lender shall not be required to deliver any such form or certificate pursuant to this Section

2.13(d) for so long as such payments may be made free from United States withholding tax. Notwithstanding the foregoing, no Lender shall be required to deliver any such form or certificate described in the immediately preceding sentence if a change in treaty, law or regulation has occurred prior to the date on which such delivery would otherwise be required that renders any such form or certificate inapplicable or would prevent the Lender from duly completing and delivering any such form or certificate with respect to it and such Lender so advises the Borrower.

     (e) For any period with respect to which a Lender has failed to provide the Borrower with the appropriate form described in Section 2.13(d), such Lender shall not be entitled to indemnification under Section 2.13(a) or (c) with respect to Taxes or Other Taxes imposed by the United States by reason of such failure.

     (f)  Any Lender claiming additional amounts payable pursuant to this
Section 2.13 agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to minimize such additional amounts and to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

     (g) If a Lender changes its Applicable Lending Office (other than pursuant to subsection (f) above or Section 2.11 or 2.12) and the effect of such change, as of the date of such change, would be to cause the Borrower to become obligated to pay any additional amounts under subsection 2.14, the Borrower shall not be obligated to pay such additional amounts.

     (h) If the Borrower is required to pay any amounts pursuant to the provisions of this Section 2.13, and if thereafter the Lender shall receive or be granted a credit against or remission or other relief for any taxes payable by the Lender solely in respect of the amounts so paid by the Borrower, the Lender shall to the extent that it can do so without prejudice to the retention of the amount of such credit, remission or other relief, pay to the Borrower twenty days after the date on which the Lender effectively obtains the benefit of such credit, remission or effectively obtains the benefit of such credit, remission or other relief in an amount which the Lender reasonably determines to be equal to such credit, remission or other relief less any sum which the Lender is required by law to deduct therefrom. The Lender may, in its reasonable discretion, determine the order of utilization of all charges, deductions, credits and expenses which reduce Taxes imposed on its net income. Nothing in this Section 2.13(h) shall be construed as requiring the Lender to conduct its business or to arrange or alter in any respect its tax or financial affairs so that it is entitled to receive such credit, remission or other relief other than performing any ministerial acts necessary to be entitled to receive such credit, remission or other relief.

     (i) If requested by the Borrower, the Lender shall take such steps as may be appropriate to seek a refund of any Taxes paid by it and shall permit the Borrower to participate in the preparation of any such refund claim. If the Lender receives a refund in respect of any

Taxes for which the Lender has received payments from the Borrower hereunder, the Lender, within 15 days of such receipt, shall deliver to the Borrower, the amount of such refund. In addition, within 15 days of a written request of the Borrower, the Lender shall execute and deliver to the Borrower such certificates, forms or other documents which can be reasonably furnished consistent with the facts and which are reasonably necessary to assist the Borrower in applying for refunds of Taxes remitted hereunder.

          SECTION 2.14.  Sharing of Payments, Etc.  If any Lender shall obtain
                         ------------------------
any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances owing to it (other than pursuant to Section 2.10, 2.13 or 8.04(c)) in excess of its ratable share of payments on account of the Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if
                                                    --------  -------
all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (a) the amount of such Lender's required repayment to (b) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.14 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

          SECTION 2.15.  Use of Proceeds.  The Borrower shall use the proceeds
                         ---------------
of the Advances for general corporate or company purposes of the Borrower and its Subsidiaries.

          SECTION 2.16.  Extension of Commitment Termination Date.  (a) Within
                         ----------------------------------------
30 days prior to the then scheduled Commitment Termination Date (but no later than the twentieth day prior to the then scheduled Commitment Termination Date), the Borrower may make a written request (an "Extension Request") to the Agent
                                             -----------------
who shall forward a copy to each Lender that the Commitment Termination Date be extended to the date that occurs exactly 364 days after the then scheduled Commitment Termination Date. Such Extension Request shall include a certification by a senior officer of the Borrower that no Default or Event of Default has occurred and is continuing and all representations and warranties contained herein are true and correct in all material aspects on and as of the date of the Extension Request (it being understood and agreed that any representation or warranty which expressly refers by its terms to a specified date shall be required to be true and correct in all material respects only as of such date). If by the date occurring 10 days next succeeding the Agent's receipt of such Extension Request, any Lender agrees thereto in writing by so indicating on counterparts of the Extension Request and delivering such counterpart to the Borrower, "Commitment Termination Date" as to such
                                   ---------------------------
Lender shall mean the date occurring 364 days after the Commitment Termination Date then in effect; provided, however, that if such date is not a Business Day,
                     --------  -------
the Commitment Termination Date shall extend to the Business Day next preceding the date that is exactly 364 days after the then scheduled Termination Date; and, provided, further, that any failure to so notify the Borrower shall be
     --------  -------
deemed to be a disapproval by such Lender of the Borrower's Extension Request. The Commitment of any Lender which does not so agree shall terminate upon the Commitment Termination Date then in effect. No Lender shall be obligated to grant any extension pursuant to this Section 2.16 and any such extension shall be in the sole discretion of each Lender.

     (b) If less than all of the Lender's consent to an Extension Request (each Lender that has not so consented being a "Declining Lender", and each other
                                          ----------------
Lender being an "Extending Lender"), the Borrower shall have the right to
                 ----------------
require any Declining Lender to assign in full its rights and obligations under this Agreement (i) to any one or more Extending Lenders designated by the Borrower that have offered in their returned counterpart of the Extension Request to increase their respective Commitments in an aggregate amount at least equal to the amount of such Declining Lender's Commitment (each such Extending Lender being an "Increasing Extending Lender") and (ii) to the extent of any
                 ---------------------------
shortfall in the aggregate amount of extended Commitments, to any one or more Eligible Assignees designated by the Borrower that agree to assume all of such rights and obligations (each such Eligible Assignee being a "Replacement
                                                             -----------
Lender"), provided that (A) such Declining Lender shall have received payment of
------    --------
all amounts owing under its Note and this Agreement on the effective date of such assignment, (B) such assignment shall otherwise have occurred in compliance with Section 8.07 and (C) the effective date of such assignment shall be the date specified by the Borrower and agreed to by the Replacement Lender or Increasing Extending Lender, as the case may be, which date shall be on or prior to the applicable Commitment Termination Date.

          SECTION 2.17.  Increase of Commitments.  (a)  The Borrower may, at any
                         -----------------------
time but in any event not more than one time during any period of six consecutive calendar months, make a written request (an "Increase Request") to
                                                         ----------------
the Agent (who shall forward a copy to each Lender) that the Commitments of the Lenders be increased by an aggregate amount, together with the aggregate amount by which the Commitments of the Lenders were previously increased pursuant to this Section 2.17, not to exceed $50,000,000 in excess of the aggregate amount of the Commitments as of the date of this Agreement. Such Increase Request shall include a certification by a senior officer of the Borrower that no Default or Event of Default has occurred and is continuing and all representations and warranties contained herein are true and correct in all material respects on and as of the date of the Increase Request (it being understood and agreed that any representation or warranty which expressly refers by its terms to a specified date shall be required to be true and correct in all material respects only as of such date). Any such increase in Commitments shall be effective as of a date (the "Increase Date") specified in the related
                                -------------
Increase Notice that is (i) prior to the Commitment Termination Date and (ii) at least 10 days after the date of such Increase Notice. Each Increase Notice shall specify the date by which Lenders who wish to increase their Commitment must consent to such increase (the "Commitment
                                                                 ----------
Date"), which date shall be no later than five Business Days prior to the
----
related Increase Date. Each Lender that is willing to increase its Commitment (each an "Increasing Lender"), shall notify the Agent on or prior to the
          -----------------
Commitment Date of the amount by which it is willing to increase its Commitment, which amount shall not exceed the respective amount specified in the relevant Increase Notice. No Lender shall be obligated to increase its Commitment pursuant to this Section 2.17 and any such increase shall be in the sole discretion of each Lender. If the Lenders notify the Agent that they are willing to increase the amount of their respective Commitments by an aggregate amount that exceeds the amount of the requested increase, the requested increase shall be allocated among the Lenders willing to participate therein ratably in accordance with the amount by which they offered to increase their respective Commitments on the Commitment Date.

     (b) Promptly following each Commitment Date, the Agent shall notify the Borrower as to the amount, if any, by which the Lenders are willing to participate in the requested increase. If the aggregate amount by which the Lenders are willing to increase their Commitments on any such Commitment Date is less than the requested amount, then any one or more Eligible Transferees designated by the Borrower that agree to provide Commitments for the shortfall may become party to this Agreement by executing and delivering a counterpart of this Agreement.

     (c) On each Increase Date, each Eligible Transferee that accepts an offer to participate in a requested Commitment increase in accordance with Section 2.17(b) shall become a Lender party to this Agreement as of such Increase Date and the Commitment of each Increasing Lender shall be increased as of such Increase Date by the amount set forth in its notice delivered to the Agent in accordance with Section 2.17(a) (or by the amount allocated to such Lender pursuant to the last sentence of Section 2.17(a)).


                                  ARTICLE III

                    CONDITIONS TO EFFECTIVENESS AND LENDING

          SECTION 3.01.  Conditions Precedent to Effectiveness of Section 2.01.
                         -----------------------------------------------------
Section 2.01 of this Agreement shall become effective on and as of the first date (the "Effective Date") on which the following conditions precedent have
           --------------
been satisfied:

     (a) There shall have occurred no Material Adverse Change since December 31, 1998

     (b) On the Effective Date, the following statements shall be true and the Agent shall have received for the account of each Lender a certificate signed by a duly authorized officer of the Borrower, dated the Effective Date, stating that:

          (i) The representations and warranties contained in Section 4.01 are correct on and as of the Effective Date (it being understood and agreed that any representation or warranty which expressly refers by its terms to a specified date shall be required to be correct in all material respects only as of such date), and

          (ii) No event has occurred and is continuing that constitutes a Default.

     (c) The Agent shall have received on or before the Effective Date the following, each dated such day, in form and substance satisfactory to the Agent and (except for the Notes) in sufficient copies for each Lender:

          (i)    The Notes to the order of the Lenders, respectively.

          (ii) Certified copies of the resolutions of the Board of Directors of the Borrower approving this Agreement and the Notes, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Notes.

          (iii) A certificate of the Secretary or an Assistant Secretary of the Borrower and the Guarantor certifying the names and true signatures of the officers of the Borrower and the Guarantor, respectively, authorized to sign this Agreement, the Notes and the Surety Bond (as appropriate) and the other documents to be delivered hereunder.

          (iv) A surety bond in substantially the form of Exhibit D (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Surety Bond"), duly executed by the Guarantor.
                          -----------

          (v) An opinion of Anne G. Gill, First Vice President, Assistant General Counsel and Secretary of Ambac Financial, substantially in the form of Exhibit E hereto.

          (vi) An opinion of Kevin J. Doyle, Managing Director and General Counsel, Specialized Finance, of the Guarantor, substantially in the form of Exhibit F hereto.

          (vii) An opinion of DeWitt, Ross & Stevens, S.C., Wisconsin special counsel to the Guarantor, substantially in the form of Exhibit G hereto.

          (viii) An opinion of Shearman & Sterling, counsel for the Borrower, substantially in the form of Exhibit H hereto.

          SECTION 3.02.  Conditions Precedent to Each Borrowing.  The obligation
                         --------------------------------------
of each Lender to make an Advance on the occasion of each Borrowing shall be subject to the conditions precedent that the Effective Date shall have occurred and on the date of such Borrowing:

     (a) The following statements shall be true (and each of the giving of the applicable Notice of Borrowing and the acceptance by the Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Borrowing such statements are true):

          (i) the representations and warranties contained in Section 4.01 (other than the final sentence of subparagraph (e) thereof) are correct on and as of the date of such Borrowing, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date (it being understood and agreed that any representation or warranty which expressly refers by its terms to a specified date shall be required to be true and correct in all material respects only as of such date), and

          (ii) no event has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds therefrom, that constitutes a Default; and

     (b)  The Financial Strength Rating shall be above Level 5.


                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES

          SECTION 4.01.  Representations and Warranties of the Borrower.  The
                         ----------------------------------------------
Borrower represents and warrants as follows:

          (a) Each of the Borrower and its Material Subsidiaries (i) is a limited liability company, corporation or partnership duly formed or organized and existing and in good standing under the laws of the jurisdiction of its formation or organization, as the case may be, (ii) is duly registered or qualified to do business as a foreign limited liability company, corporation or partnership in each jurisdiction where the nature of its business requires such registration or qualification and (iii) holds all requisite governmental licenses, permits and other approvals to own and hold under lease its property and to conduct its business substantially as conducted by it, except where the failure to be so qualified or hold such licenses, permits and approvals, singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          (b) The execution, delivery and performance by the Borrower of each Loan Document to which it is party are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene the Borrower's certificate of formation or limited liability company agreement; (ii) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Borrower; or (iii) result in, or require the creation or imposition of, any Lien on any of the Borrower's properties.

          (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Borrower of any Loan Document to which the Borrower is a party. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (d) Each Loan Document to which the Borrower is a party constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

          (e) The consolidated balance sheets of Ambac Financial and its Subsidiaries at December 31, 1998, and the related consolidated statements of operations and cash flows of Ambac Financial and its Subsidiaries for the fiscal year ended on such date and the consolidated balance sheet of Ambac Financial and its Subsidiaries at March 31, 1999, and the related consolidated statements of operations and cash flows of Ambac Financial and its Subsidiaries for the three months then ended, heretofore furnished to the Agent, have been prepared in accordance with GAAP consistently applied and fairly present, subject, in the case of such balance sheet at March 31, 1999, and such statements of operations and cash flows for the three months then ended, to year-end audit adjustments, the consolidated financial condition of Ambac Financial and its Subsidiaries as at the respective dates thereof and the results of their operations for the respective periods then ended. Since December 31, 1998, there has been no Material Adverse Change.

          (f) There is no pending or, to the best knowledge of the Borrower, threatened litigation, action, proceedings or labor controversy affecting the Borrower or any Material Subsidiary or any of their respective properties, businesses, assets or revenues which may reasonably be expected to have a Material Adverse Effect or which purports to affect the legality, validity or enforceability of any Loan Document.

          (g) Each of the Borrower and its Material Subsidiaries has filed all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP (or statutory accounting principles, as appropriate) shall have been set aside on its books and except where the failure to file said returns or reports or to pay such taxes or charges could not reasonably be expected to have a Material Adverse Effect.

          (h) During the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement and prior to the date of any Borrowing hereunder, except as disclosed in Schedule 4.01(h), no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by either Borrower or any member of the Controlled Group of any material liability, fine or penalty other than a non-defaulted obligation to make a contribution under Section 302 of ERISA. Except as disclosed in
     Schedule 4.01(h), the Borrower and each member of the Controlled Group does not have any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

          (i) After applying the proceeds of each Advance, not more than 25% of the value of the assets of the Borrower are margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System).


                                   ARTICLE V

                           COVENANTS OF THE BORROWER

          SECTION 5.01.  Affirmative Covenants.  So long as any Advance shall
                         ---------------------
remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will:

          (a)  Compliance with Statutes, Etc.  Comply, and cause each of its
               -----------------------------
     Material Subsidiaries to comply, in all material respects with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except where noncompliance therewith could not reasonably be expected to have, in the aggregate, a Material Adverse Effect.

          (b)  Maintenance of Insurance.  Maintain, and cause each of its
               ------------------------
     Material Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Material Subsidiary operates; provided, however, that the Borrower and its
                                   --------  -------
     Material Subsidiaries may self-insure to the same extent as other companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Material Subsidiary operates and to the extent consistent with prudent business practice.

          (c)  Preservation of Corporate Existence, Etc.  Preserve and maintain,
               ----------------------------------------
     and cause each of its Material Subsidiaries to preserve and maintain, its material rights, franchises and licenses; provided, however, that nothing
                                               --------  -------
     in this Section 5.01(c) shall prevent the withdrawal, lapse or termination by the Borrower or any of its Material Subsidiaries of any right, franchise or license where such withdrawal, lapse or termination could not reasonably be expected to have a Material Adverse Effect.

          (d)  Keeping of Books; Visitation Rights.  (i) Keep, and cause each of
               -----------------------------------
     its Material Subsidiaries to keep, books of record and account which accurately reflect all of its business affairs and transactions; and (ii) permit, and cause each of its Material Subsidiaries to permit, officers and designated representatives of the Agent to visit and inspect, under guidance of officers of the Borrower or such Material Subsidiary, any of the properties of the Borrower or such Material Subsidiary, and to examine the books of record and account of the Borrower or such Material Subsidiary and discuss the affairs, finances and accounts of the Borrower or such Material Subsidiary with, and be advised as to the same by, its and their officers, all at such reasonable times and intervals (and, prior to the occurrence of any Default, with reasonable prior notice) and to such reasonable extent as any Lender may reasonably request.

          (e)  Reporting Requirements.  Furnish to the Agent:
               ----------------------

               (i)  Quarterly Financial Statements of Ambac Financial. Within 60
                    -------------------------------------------------
          days after the end of each of the first three quarterly accounting periods in each fiscal year of Ambac Financial, the consolidated balance sheets of Ambac Financial and its consolidated Subsidiaries as at the end of such quarterly period and the related consolidated statements of operations and cash flows for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period all of which shall be certified by the chief financial officer or treasurer of Ambac Financial, subject to year-end audit adjustments.

               (ii)  Annual Financial Statements of Ambac Financial.  Within 120
                     ----------------------------------------------
          days after the end of each fiscal year of Ambac Financial, a copy of the annual report for such fiscal year for Ambac Financial and its consolidated Subsidiaries, including therein the consolidated balance sheets of Ambac Financial and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of operations, stockholders' equity and of cash flow for such fiscal year, in each case, certified, in the case of the consolidated financial statements, by independent certified public accountants of recognized national standing reasonably acceptable to the Agent; and

               (iii) Occurrence of Default.  As soon as possible and in any
                     ---------------------
          event within five days after a Responsible Officer of the Borrower shall obtain actual knowledge of the occurrence of a Default continuing on the date of such statement, a statement of the chief financial officer of the Borrower setting forth details of such Default and the action that the Borrower has taken and proposes to take with respect thereto.

          SECTION 5.02.  Negative Covenant.  So long as any Advance shall remain
                         -----------------
unpaid or any Lender shall have any Commitment hereunder, the Borrower shall not create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, to secure Debt of the Borrower except: (a) Liens granted prior to the date hereof securing Debt existing as of the Effective Date which is identified in Schedule 5.02 ("Ongoing
                                                                         -------
Debt"); (b) any Lien on any asset granted to secure payment of Debt incurred or
----
assumed for the purpose of financing the acquisition of such asset, provided that such Lien attaches to such asset no later than the ninetieth day after such acquisition; (c) any Lien existing on any asset prior to the acquisition thereof by the Borrower and not created in contemplation of such acquisition; (d) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted in clause (a), (b) or (c), provided that such Debt
                                                         --------
is not increased and is not secured by any additional assets; (e) Permitted Liens; and (f) other Liens where the aggregate principal amount of Debt secured thereby at any time outstanding does not exceed $50,000,000 in the aggregate.


                                  ARTICLE VI

                               EVENTS OF DEFAULT

          SECTION 6.01.  Events of Default.  If any of the following events
                         -----------------
("Events of Default") shall occur and be continuing:
  -----------------

          (a) The Borrower shall fail to pay any principal of any Advance when the same becomes due and payable and the Guarantor shall fail to make payment in respect of such principal when the same becomes due and payable under the Surety Bond; or the Borrower shall fail to pay any interest on any Advance or make any other payment of fees or other amounts payable under this Agreement or any Note within five Business Days after the same becomes due and payable and the Guarantor shall fail to make payment in respect of such interest, fees or other amounts when the same becomes due and payable under the Surety Bond; or

          (b) Any representation or warranty made by the Borrower herein shall prove to have been incorrect in any material respect when made; or

          (c) The Borrower shall fail to perform or observe any term, covenant or agreement contained in this Agreement on its part to be performed or observed if such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Borrower by the Agent or any Lender; or

          (d) The Borrower or any of its Material Subsidiaries shall (i) fail to pay any principal of or premium or interest on any Debt that is outstanding in a principal or notional amount of at least $30,000,000 in the aggregate (but excluding Debt outstanding hereunder) of the Borrower or such Material Subsidiary (as the case may be), when the same becomes due and payable, and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or (iii) any such Debt shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

          (e) The Borrower or any of its Material Subsidiaries or the Guarantor shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or

          (f) Any proceeding shall be instituted by or against the Borrower or any of its Material Subsidiaries or the Guarantor seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 90 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Borrower or any of its Material Subsidiaries or the Guarantor shall take any corporate action to authorize any of the actions set forth above in subsection (e) or in this subsection
     (f); or

          (g) Any judgment or order for the payment of money in excess of $30,000,000, shall be rendered against the Borrower or any of its Material Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that the amount of any such judgment
                       --------  -------
     or order shall not be considered in determining whether a Default or an Event of Default exists under this Section 6.01(f) if and to the extent that (i) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer covering payment thereof and (ii) such insurer, which shall be rated at least "A" by A.M. Best Company, has been notified of, and has not disputed the claim made for payment of, the amount of such judgment or order; or

          (h) The Surety Bond shall be determined in a final, non-appealable judgement by a court or any governmental authority of competent jurisdiction to be invalid and not binding on or unenforceable against the Guarantor or the Guarantor shall so state in writing; or

          (i) The Financial Strength Rating shall be withdrawn by Moody's or S&P or shall be lower than A3, in the case of Moody's, or A-, in the case of S&P;

then, and in any such event, the Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Notes, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided,
                        --------
however, that in the event of an actual or deemed entry of an order for relief
-------
with respect to the Borrower under the Federal Bankruptcy Code, (A) the obligation of each Lender to make Advances shall automatically be terminated and
(B) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

                                  ARTICLE VII

                                   THE AGENT

          SECTION 7.01.  Authorization and Action.  Each Lender hereby appoints
                         ------------------------
and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the Surety Bond as are delegated to the Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement and the Surety Bond (including, without limitation, enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Agent shall not be required to take any action that
--------  -------
exposes the Agent to personal liability or that is contrary to this Agreement or the Surety Bond or applicable law. The Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower and the Guarantor pursuant to the terms of this Agreement or the Surety Bond.

          SECTION 7.02.  Agent's Reliance, Etc.  Neither the Agent nor any of
                         ---------------------
its directors, officers, agents or employees shall be liable to any Lender for any action taken or omitted to be taken by it or them under or in connection with this Agreement and the Surety Bond, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent: (i) may treat the payee of any Note as the holder thereof until the Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 8.07; (ii) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement and the Surety Bond; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Borrower or of the Surety Bond on the part of the Guarantor or to inspect the property

(including the books and records) of the Borrower or the Guarantor; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, this Agreement, the Surety Bond or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of this Agreement or the Surety Bond by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier) believed by it to be genuine and signed or sent by the proper party or parties.

          SECTION 7.03.  BNY and Affiliates.  With respect to its Commitment,
                         ------------------
the Advances made by it and the Note issued to it, BNY shall have the same rights and powers under this Agreement or the Surety Bond as any other Lender and may exercise the same as though it were not the Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include BNY in its individual capacity. BNY and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, the Borrower, the Guarantor, any of their Subsidiaries and any Person who may do business with or own securities of the Borrower, the Guarantor or any such Subsidiaries, all as if BNY were not the Agent and without any duty to account therefor to the Lenders.

          SECTION 7.04.  Lender Credit Decision.  Each Lender acknowledges that
                         ----------------------
it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

          SECTION 7.05.  Indemnification.  The Lenders agree to indemnify the
                         ---------------
Agent (to the extent not reimbursed by the Borrower), ratably according to the respective principal amounts of the Notes then held by each of them (or if no Notes are at the time outstanding) ratably according to the respective amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Agent in any way arising out of this Agreement or any action taken or omitted by the Agent under this Agreement (collectively, the "Indemnified Costs"), provided that no Lender shall be liable for any portion of
 -----------------    --------
the Indemnified Costs resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement

(whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Agent is not reimbursed for such expenses by the Borrower. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 7.05 applies whether any such investigation, litigation or proceeding is brought by the Agent, any Lender or a third party.

          SECTION 7.06.  Successor Agent.  The Agent may resign at any time by
                         ---------------
giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

                                 ARTICLE VIII

                                 MISCELLANEOUS

          SECTION 8.01.  Amendments, Etc.  No amendment or waiver of any
                         ---------------
provision of this Agreement, the Notes or the Surety Bond, nor consent to any departure by the Borrower or the Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that
                                                       --------  -------
no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (a) waive any of the conditions specified in
Section 3.01, (b) except as provided in Sections 2.16 and 2.17, increase the Commitments of the Lenders or subject the Lenders to any additional obligations,
(c) reduce the principal of, or interest on, the Notes or other amounts payable hereunder, (d) except as a consequence of any extension of the Commitment Termination Date as provided in Section 2.16, postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder,
(f) reduce or limit the obligations of the Guarantor under the Surety Bond, or
(g) amend this Section 8.01; and provided further that no amendment, waiver or
                                 -------- -------
consent shall, unless in writing and signed by the Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Agent under this Agreement or any Note.

          SECTION 8.02.  Notices, Etc.  All notices and other communications
                         ------------
provided for hereunder shall be in writing (including telecopier) and mailed, telecopied or delivered, if to the Borrower, at its address at One State Street Plaza, 19th Floor, New York, New York 10004, Attention: Robert W. Starr, Treasurer; if to any Initial Lender, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender; and if to the Agent, at its address at Insurance Division, One Wall Street, 17th Floor, New York, New York 10286, Attention: Maria Hernandez; or, as to the Borrower or the Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Agent. All such notices and communications shall, when mailed or telecopied, be effective when deposited in the mails or telecopied, respectively, except that notices and communications to the Agent pursuant to Article II, III or VII shall not be effective until received by the Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

          SECTION 8.03.  No Waiver; Remedies.  No failure on the part of any
                         -------------------
Lender or the Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 8.04.  Costs and Expenses.  (a)  The Borrower agrees to pay on
                         ------------------
demand all costs and expenses of the Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, the Notes and the other documents to be delivered hereunder, including, the reasonable fees and expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities under this Agreement. The Borrower further agrees to pay on demand all costs and expenses of the Agent and the Lenders, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement of this Agreement, the Notes and the other documents to be delivered hereunder.

     (b) The Borrower agrees to indemnify and hold harmless the Agent and each Lender and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all
                               -----------------
claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of the Notes, this Agreement, the Surety Bond or the actual or proposed use of the proceeds of the Advances except to the extent such claim, damage, loss, liability or expense results from such Indemnified Party's gross negligence or willful misconduct.

     (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.07(c), 2.09 or 2.11, acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, the Borrower shall, upon written demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion, including any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

     (d) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in Sections 2.10, 2.13 and 8.04 shall survive the payment in full of principal and interest payable hereunder and under the Notes.

          SECTION 8.05.  Right of Set-off.  Upon the occurrence and during the
                         ----------------
continuance of any Default under Section 6.01(f) or any Event of Default and the making of the request or the granting of the consent specified by Section 6.01 to authorize the Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Note held by such Lender, whether or not such Lender shall have made any demand under this Agreement or such Note. Each Lender agrees promptly to notify the Borrower after any such set-off and application, provided that the failure
                                                     --------
to give such notice shall not affect the validity of such set-off and application.

          SECTION 8.06.  Binding Effect.  This Agreement shall become effective
                         --------------
when it shall have been executed by the Borrower and the Agent and when the Agent shall have been notified by each Initial Lender that such Initial Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

          SECTION 8.07.  Assignments and Participations.  (a)  Each Lender may
                         ------------------------------
and, if demanded by the Borrower in the event that at any time any Lender shall cease to have the Required Lender Rating, upon at least 5 Business Days' notice to such Lender and the Agent, will assign to one or more Persons all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) each such assignment
                           --------  -------
shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof, (iii) each such assignment shall be to an Eligible Assignee, and (iv) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note subject to such assignment and a processing and recordation fee of $3,500. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (B) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

     (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement and the Surety Bond or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the Surety Bond or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the Guarantor or the performance or observance by the Borrower or the Guarantor of any of its obligations under this Agreement or the Surety Bond or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement and the Surety Bond, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the Surety Bond as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement and the Surety Bond are required to be performed by it as a Lender.

     (c) The Agent shall maintain at its address referred to in Section 8.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive
                   --------
and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with any Note or Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent in exchange for the surrendered Note a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder, a new Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A hereto.

     (e) Each Lender may sell participations to one or more banks or other entities (other than the Borrower or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) such Lender's obligations
                           --------  -------
under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of this Agreement or any Note, or any consent to any departure by the Borrower therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation or reduce or limit the obligations of the Guarantor under the Surety Bond.

     (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior
                                                          --------
to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information relating to the Borrower received by it from such Lender.

     (g) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

          SECTION 8.08.  Confidentiality.  Neither the Agent nor any Lender
                         ---------------
shall disclose any Confidential Information to any other Person without the consent of the Borrower, other than (a) to the Agent's or such Lender's Affiliates and their officers, directors, employees, agents and advisors and, as contemplated by Section 8.07(f), to actual or prospective assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process and (c) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking.

          SECTION 8.09.  Governing Law.  This Agreement and the Notes shall be
                         -------------
governed by, and construed in accordance with, the laws of the State of New
York.

          SECTION 8.10.  Execution in Counterparts.  This Agreement may be
                         -------------------------
executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

          SECTION 8.11.  Waiver of Jury Trial.  Each of the Borrower, the Agent
                         --------------------
and the Lenders hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the Notes or the actions of the Agent or any Lender in the negotiation, administration, performance or enforcement thereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                             AMBAC CREDIT PRODUCTS, LLC



                                             By_________________________________
                                               Title:



                                             The BANK OF NEW YORK              ,
                                               as Agent



                                             By_________________________________
                                               Title:


                                Initial Lenders
                                ---------------

Commitment
----------

$50,000,000                                  THE BANK OF NEW YORK


                                             By_________________________________
                                               Title:

__________________________


$50,000,000  Total of the Commitments
===========

                                                                      SCHEDULE I
                                                      AMBAC CREDIT PRODUCTS, LLC
                                                      REVOLVING CREDIT AGREEMENT
                                                      APPLICABLE LENDING OFFICES

Name of Initial Lender  Domestic Lending Office  Eurodollar Lending Office
----------------------  -----------------------  -------------------------

The Bank of New York    101 Barclay Street       101 Barclay Street
                        New York, NY 10286       New York, NY 10286
                        ABA #: 021000018         ABA #: 021000018
                        Loan Servicing Dept.     Loan Servicing Dept.
                        BBK#: GLA 111556         BBK#: GLA 111556

                                                             EXHIBIT A - FORM OF
                                                                 PROMISSORY NOTE



U.S.$_______________                              Dated:  _______________, 1999


          FOR VALUE RECEIVED, the undersigned, AMBAC CREDIT PRODUCTS, LLC, a Delaware limited liability company (the "Borrower"), HEREBY PROMISES TO PAY on
                                         --------
the Maturity Date (as defined in the Credit Agreement referred to below) to the order of _________________________ (the "Lender") for the account of its
                                         ------
Applicable Lending Office (as defined in the Credit Agreement referred to below) the aggregate principal amount of the Advances made by the Lender to the Borrower pursuant to the Credit Agreement dated as of July 1, 1999 among the Borrower, the Lender and certain other lenders parties thereto, and The Bank of New York, as Agent for the Lender and such other lenders (as amended or modified from time to time, the "Credit Agreement"; the terms defined therein being used
                        ----------------
herein as therein defined) outstanding on the Commitment Termination Date.

          The Borrower promises to pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

          Both principal and interest are payable in lawful money of the United States of America to The Bank of New York, as Agent, at 101 Barclay Street, New York, New York 10286, in same day funds. Each Advance owing to the Lender by the Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note.

          This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of Advances by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

                                    AMBAC CREDIT PRODUCTS, LLC


                                    By _____________________________
                                       Title:

                      ADVANCES AND PAYMENTS OF PRINCIPAL

=============================================================================
                                     Amount of
                   Amount of         Principal       Unpaid      Notation
      Date          Advance            Paid         Principal    Made By
                                    or Prepaid       Balance
_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________
=============================================================================

                                                            EXHIBIT B - FORM OF
                                                            NOTICE OF BORROWING

The Bank of New York, as Agent
 for the Lenders parties
 to the Credit Agreement
 referred to below
One Wall Street
New York, New York 10286                               [Date]


          Attention: Maria Hernandez

Ladies and Gentlemen:

          The undersigned, Ambac Credit Products, LLC, refers to the Credit Agreement, dated as of July 1, 1999 (as amended or modified from time to time, the "Credit Agreement", the terms defined therein being used herein as therein
     ----------------
defined), among the undersigned, certain Lenders parties thereto and The Bank of New York, as Agent for said Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed
                                                             --------
Borrowing") as required by Section 2.02(a) of the Credit Agreement:
---------

          (i)   The Business Day of the Proposed Borrowing is _______________,
     199_.

          (ii) The Type of Advances comprising the Proposed Borrowing is [Base Rate Advances] [Eurodollar Rate Advances].

          (iii) The aggregate amount of the Proposed Borrowing is $_______________.

          [(iv) The initial Interest Period for each Eurodollar Rate Advance made as part of the Proposed Borrowing is __________ month[s].]

          The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

          (A) the representations and warranties contained in Section 4.01 (other than the final sentence of subparagraph (e) thereof) of the Credit Agreement are correct, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

          (B) no event has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom, that constitutes a Default.

                                    Very truly yours,

                                    AMBAC CREDIT PRODUCTS, LLC



                                    By______________________________
                                      Title:

                                                             EXHIBIT C - FORM OF
                                                       ASSIGNMENT AND ACCEPTANCE


          Reference is made to the Credit Agreement dated as of July 1, 1999 (as amended or modified from time to time, the "Credit Agreement") among Ambac
                                            ----------------
Credit Products, LLC, a Delaware limited liability company (the "Borrower"), the
                                                                 --------
Lenders (as defined in the Credit Agreement) and The Bank of New York, as agent for the Lenders (the "Agent"). Terms defined in the Credit Agreement are used
                      -----
herein with the same meaning.

          The "Assignor" and the "Assignee" referred to on Schedule I hereto agree as follows:

          1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement as of the date hereof equal to the percentage interest specified on Schedule 1 hereto of all outstanding rights and obligations under the Credit Agreement. After giving effect to such sale and assignment, the Assignee's Commitment and the amount of the Advances owing to the Assignee will be as set forth on Schedule 1 hereto.

          2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the Guarantor or the performance or observance by the Borrower or the Guarantor of any of its obligations under the Credit Agreement or the Surety Bond, respectively, or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note held by the Assignor and requests that the Agent exchange such Note for a new Note payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto or new Notes payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto and the Assignor in an amount equal to the Commitment retained by the Assignor under the Credit Agreement, respectively, as specified on Schedule 1 hereto.

          3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee;
     (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vi) attaches any U.S. Internal Revenue Service forms required under Section 2.13 of the Credit Agreement.

          4. Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date for this Assignment and Acceptance (the "Effective Date")
                                                             --------------
     shall be the date of acceptance hereof by the Agent, unless otherwise specified on Schedule 1 hereto.

          5. Upon such acceptance and recording by the Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

          6. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and facility fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

          7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

          8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of

     Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

          IN WITNESS WHEREOF, the Assignor and the Assignee have caused Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                  Schedule 1
                                      to
                           Assignment and Acceptance

     Percentage interest assigned:                                    _____%


     Assignee's Commitment:
     $_______________


     Aggregate outstanding principal amount of Advances assigned:
     $_______________


     Principal amount of Note payable to Assignee:
     $_______________


     Principal amount of Note payable to Assignor:
     $_______________


     Effective Date*:  _______________, ____


                                    [NAME OF ASSIGNOR], as Assignor


                                    By ____________________________________
                                      Title:

                                    Dated:  _______________, _____


                                    [NAME OF ASSIGNEE], as Assignee


                                    By ____________________________________
                                      Title:

                                    Domestic Lending Office:
                                         [Address]

________________

* This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to the Agent.

                                    Eurodollar Lending Office:
                                         [Address]

Accepted [and Approved] this
__________ day of _______________, _____

_________________________, as Agent


By ____________________________
   Title:


[Approved this __________ day
of _______________, _____


AMBAC CREDIT PRODUCTS, LLC


By ____________________________]
   Title:

                                                  EXHIBIT H - FORM OF OPINION OF
                                                             SHEARMAN & STERLING


                                             [Effective Date]


To each of the Lenders listed on
  Schedule I hereto and
  The Bank of New York,
  as Agent

                          Ambac Credit Products, LLC
                          --------------------------

Ladies and Gentlemen:

          This opinion is furnished to you pursuant to Section 3.01(c)(viii) of the Credit Agreement, dated as of July 1, 1999 (the "Credit Agreement"), among
                                                     ----------------
Ambac Credit Products, LLC (the "Borrower"), the Lenders parties thereto and The
                                 --------
Bank of New York, as Agent for said Lenders. Terms defined in the Credit Agreement are used herein as therein defined.

          We have acted as special New York counsel for the Borrower in connection with the preparation, execution and delivery of the Credit Agreement.

          In that connection, we have examined:

          (1) The Credit Agreement.

          (2) The documents furnished by the Borrower pursuant to Article III of the Credit Agreement.

We have also examined the originals, or copies certified to our satisfaction, of such certificates of officers of the Borrower and agreements, instruments, other documents, as we have deemed necessary as a basis for the opinions expressed below. As to questions of fact material to such opinions, we have, when relevant facts were not independently established by us, relied upon certificates of the Borrower

          In our examination of the documents, certificates and instruments referred to above, we have assumed the authenticity of all such documents, certificates and instruments submitted to us as originals, the genuineness of all signatures, the due authority of the parties executing such documents, certificates and instruments, and the conformity to the originals of all such documents, certificates or instruments submitted to us as copies. We have also assumed, without independent investigation, that (a) the Borrower (i) is a limited liability company duly formed and validly existing under the laws of the state of its formation and (ii) has full power and authority to enter into and perform its obligations under the Credit Agreement and the Notes, (b) the execution, delivery and performance by the Borrower of the Credit Agreement and the Notes have been duly authorized by all necessary company, member, manager or officer action and do not violate or contravene any statutory law, rule or regulation applicable to the Borrower or any agreement, instrument or other document binding on or affecting the Borrower or any constituent document of the Borrower, (c) no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other Person is required for the due execution, delivery or performance by the Borrower of the Credit Agreement or the Notes, or if any such authorization, approval, action, notice or filing is required therefor, it has been duly obtained or made and is in full force and effect, (d) the Credit Agreement has been duly executed and delivered, with all necessary power and authority (corporate and otherwise), by each of you, and (e) the Credit Agreement [has] [and the Notes have been, or when executed by the Borrower will have been] duly executed and delivered on behalf of the Borrower.

          Based upon the foregoing and upon such investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that the Credit Agreement is, and if a Loan were made, each of the Notes evidencing such Loan would be, the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

          Our opinion above is subject to the following qualifications:

          (a) Our opinion is subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar law affecting creditors' rights generally.

          (b) Our opinion is also subject to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

          (c) We express no opinion (i) as to the enforceability of the indemnification provisions set forth in Section 8.04(b) of the Credit Agreement to the extent enforcement thereof is contrary to the public policy regarding exculpation of criminal violations, intentional harm and acts of gross negligence or recklessness and (ii) as to the effect of the law of any jurisdiction other than the State of New York wherein any Lender may be located or wherein enforcement of the Credit Agreement or the Notes may be sought that limits the rates of interest legally chargeable or collectible.

          Our opinion is limited to the law of the State of New York and the federal law of the United States, and we do not express any opinion herein concerning any other law.

          A copy of this opinion letter may be delivered by each of you to any Eligible Assignee in connection with and at the time of any assignment and delegation by any of you as a Lender to such Eligible Assignee of a portion of your Loans and Commitment in accordance with the provisions of the Credit Agreement, and such Eligible Assignee may rely on the opinion expressed above with respect to the Credit Agreement as if this opinion letter were addressed and delivered to such Eligible Assignee on the date hereof.

          This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise any of you or any other Person who is permitted to rely on the opinion expressed herein as specified in the next preceding paragraph of any development or circumstance of any kind including any change of law or fact that may occur after the date of this opinion letter even though such development, circumstance or change may affect the legal analysis, a legal conclusion or any other matter set forth in or relating to this opinion letter. Accordingly, any Lender relying on this opinion letter at any time should seek advice of its counsel as to the proper application of this opinion letter at such time.



                                    Very truly yours,

                                                                   SCHEDULE 5.02
                                                      AMBAC CREDIT PRODUCTS, LLC
                                                      REVOLVING CREDIT AGREEMENT
                                                                    ONGOING-DEBT


None

                                                                SCHEDULE 4.01(h)
                                                      AMBAC CREDIT PRODUCTS, LLC
                                                      REVOLVING CREDIT AGREEMENT
                                                          CONTINGENT LIABILITIES



None